Exhibit 99.906CERT

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David W. Doucette, Vice President of US Bank, the Owner Trustee of Public Facility Loan Trust (the “Registrant”), hereby certifies that:

1.               the Registrant’s report on Form N-CSR (the “Report”) for the period ended 6/30/2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	January 3, 2007

By:	/s/ David W. Doucette
David W. Doucette
Vice President

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission of its staff upon request.

This certification is being furnished to the Commission solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report filed with the commission.